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                                                                    EXHIBIT 23.2


              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Roosevelt Financial Group, Inc. on Form S-4 of our report dated August 15, 1996 (which expresses an unqualified opinion and includes explanatory paragraphs referring to the operation of Sentinel Federal Savings and Loan Association of Kansas City under a supervisory agreement with the Office of Thrift Supervision and changes in method of accounting for certain investments in debt and equity securities during the year ended June 30, 1995 and income taxes during the year ended June 30, 1994 and to the Company entering into an Agreement and Plan of Merger and Reorganization with another institution), appearing in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                                /s/ Deloitte & Touche LLP

Kansas City, Missouri

October 4, 1996